UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2013

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 6, 2013, Toll Brothers, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Shapell Investment Properties, Inc. Pursuant to the Purchase Agreement, the Company has agreed to acquire, for cash, all of the equity interests in Shapell Industries, Inc. (“Shapell”) for an aggregate purchase price of $1.60 billion (the “Acquisition”), subject to post-closing adjustment in accordance with the terms of the Purchase Agreement. The Company has agreed to acquire the single-family residential real property development business of Shapell and has not agreed to acquire Shapell’s commercial and multi-family units, which Shapell Investment Properties, Inc. will retain as a separate business. The Purchase Agreement contains customary representations, warranties and covenants of the parties. Pursuant to the Purchase Agreement, the Company deposited $160.4 million into escrow, which will be applied towards the purchase price on the closing of the Acquisition. The closing of the Acquisition is subject to regulatory approval, the completion of the separation of Shapell’s commercial and multi-family units, subject to limited exceptions, the completion of pending buy-outs by Shapell of minority interests in certain joint ventures and other customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, Shapell or any of their respective subsidiaries or affiliates.

The Company intends to finance the transaction with a combination of draws from its existing $1.035 billion credit facility as well as debt and equity financings. On November 1, 2013, in connection with the Purchase Agreement, the Company and its wholly-owned subsidiary, First Huntingdon Finance Corp., entered into a commitment letter pursuant to which, and subject to the terms and conditions set forth therein, the lenders have committed to provide the Company with a $500 million 364-day senior unsecured revolving credit facility for the Acquisition. The closing of the Acquisition is not subject to any financing condition.

ITEM 8.01.	OTHER EVENTS

On November 6, 2013, the Company issued a press release regarding the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d). Exhibits

Exhibit No.	Item

2.1	Purchase and Sale Agreement, dated as of November 6, 2013, among Toll Brothers, Inc and Shapell Investment Properties, Inc.*

99.1	Toll Brothers, Inc. Press Release dated November 6, 2013

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 7, 2013	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer

Exhibit Index

Exhibit No.	Item

2.1	Purchase and Sale Agreement, dated as of November 6, 2013, among Toll Brothers, Inc and Shapell Investment Properties, Inc.*

99.1	Toll Brothers, Inc. Press Release dated November 6, 2013

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.